Exhibit 4

THE TRANSFERRED SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THE TRANSFERRED SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE TERMS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.  TO THE EXTENT TRANSFER IS PERMITTED. THE ISSUER OF THE TRANSFERRED SHARES MAY, IN CONNECTION WITH ANY PERMITTED TRANSFER, REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated April 9, 2013, is between Rochon Capital Partners, Ltd. (“Shareholder”) and John Rochon, Jr. (“Purchaser”) (Shareholder and Purchaser being collectively referred to herein individually as a “Party” and collectively as the “Parties”).

Recitals

A.            On or about September 27, 2012, Shareholder agreed to convey to Purchaser and Purchaser agreed to purchase 25,000,000 shares of common stock of Computer Vision System Laboratories, Corp. (“CVSL”) owned by Shareholder (the “Transferred Shares”).

B.            The Parties have agreed to document such transfer and purchase pursuant to the terms of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the terms of this Agreement and other good and valuable consideration, the full receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

ARTICLE I - THE TRANSACTION

1.1.         The Purchase.  Subject to the terms hereof, at the Closing (as herein defined), Shareholder shall sell and deliver to Purchaser, and Purchaser shall purchase from Shareholder, record and beneficial ownership of the Transferred Shares.

1.2.         Purchase Price.

(a)           As full and complete consideration for the Transferred Shares, Purchaser agrees to pay $250,000 to Shareholder by delivery to Shareholder at the Closing of a personal unsecured promissory note of Purchaser having terms satisfactory to Shareholder (the “Note”).

1.3.         Closing.  The closing (the “Closing”) of the purchase and sale of the Transferred Shares (the “Transaction”) shall take place on the date hereof, or on such subsequent date as the Parties may hereafter agree.

1.4.         Closing Documents; Further Assurances.  At the Closing, Shareholder shall (a) deliver to Purchaser one or more stock certificates representing the Transferred Shares being conveyed by

Shareholder to Purchaser, and (b) execute and deliver to Purchaser such other documents as Purchaser may reasonably request to consummate the Transaction.  At the Closing, Purchaser shall execute and deliver to Shareholder the Note and such other documents as Shareholder may reasonably request to consummate the Transaction.  After the Closing, each Party shall, without further consideration, promptly execute and deliver to the other Party such additional documents and take such additional actions as the other Party may reasonably request in order to consummate or confirm the Transaction.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents, warrants, and covenants to Purchaser as follows:

2.1.         Binding Effect.  This Agreement constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms subject to bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

2.2.         No Violation.  Neither the execution and delivery of this Agreement by Shareholder nor the consummation of the Transaction by Shareholder will, with the lapse of time, the giving of notice, or both the giving of notice and the lapse of time, (a) violate, conflict with, or result in a breach of any material obligation to which Shareholder is a party or is bound, or result in the creation of any lien or encumbrance upon any of the Transferred Shares or (b) violate any law or regulation or any injunction or other order of any governmental authority to which Shareholder is subject.

2.3.         No Consent.  No prior authorization, consent, or approval of any third party is necessary in connection with the execution, delivery, and performance of this Agreement by Shareholder.

2.4.         Title to the Transferred Shares.  There are no liens or encumbrances (other than general securities law restrictions) on any of the Transferred Shares.  Upon consummation of the Transaction, Purchaser shall be the record and beneficial owner of all of the Transferred Shares, free and clear of all liens and encumbrances (other than general securities law restrictions).

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents, warrants, and covenants to Shareholder as follows:

3.1.         Binding Effect.  This Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms subject to bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

3.2.         No Violation.  Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the Transaction by Purchaser will, with the lapse of time, the giving of notice, or both the giving of notice and the lapse of time, (a) violate, conflict with, or result in a breach of any material obligation to which Purchaser is a party or is bound or (b) violate any law or regulation or any injunction or other order of any governmental authority to which Purchaser is subject.

3.3.         No Consent.  No prior authorization, consent, or approval of any third party is necessary in connection with the execution, delivery, and performance of this Agreement and the Note by Purchaser.

3.4.         Knowledge and Experience.  Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Transferred Shares contemplated by this Agreement and making an informed investment decision with respect thereto.  Purchaser has experience in investing in restricted or illiquid securities of entities like the Transferred Shares.

3.5.         Economic and Other Risks.  Purchaser has reviewed, understood, and carefully considered the various risks of CVSL and its business and affairs, including (without limitation) its proposed operations.  Purchaser has no need for liquidity with respect to the Transferred Shares and is able, without significantly impairing his financial condition, to hold the Transferred Shares and bear the economic risk of an investment in the Transferred Shares for an indefinite time and can afford a complete loss of such investment.

3.6.         Information.  Purchaser (a) has been furnished or has had access to all information and the business records of CVSL which he considers necessary or advisable to enable it to make a decision about an investment in CVSL, specifically including (without limitation) CVSL’s filings with the Securities and Exchange Commission (the “SEC”) since (and including) the filing of CVSL’s Form 10-K on April 16, 2012, and all information incorporated in or related to those filings; and (b) has had an adequate opportunity to ask questions of, and receive answers from, Shareholder and CVSL concerning any and all matters relating to (i) the terms and conditions of this Agreement and the other documents necessary to effect the Transaction, (ii) the purchase of the Transferred Shares, (iii) the business, operations, market potential, capitalization, financial condition and prospects of CVSL and (v) all other matters deemed relevant by Purchaser.  Purchaser has not relied on any statements or other information (oral or written) from Shareholder or CVSL, or any of their respective representatives, other than the information described in clause (a) above in this Section 3.6 and other than the provisions of this Agreement and the other documents to effect the Transaction, in making its determination to acquire the Transferred Shares.

3.7.         Restricted Securities.  Purchaser understands and acknowledges that (a) the Transferred Shares are and will be “restricted securities” under the Securities Act and are transferred and acquired in a private transaction, not involving a public offering within the meaning of the Securities Act, that is exempt from the registration requirements of the Securities Act, (b) the Transferred Shares have not been and are not being registered under the Securities Act or under the “blue sky” laws or securities laws of any state or other jurisdiction, (c) Purchaser has not been induced to acquire the Transferred Shares by any public solicitation or advertisement within the meaning of the Securities Act, and (d) Shareholder, in transferring and selling the Transferred Shares, is relying upon among other things, the representations and warranties of Purchaser contained in this Article III.  Purchaser understands that the Transferred Shares may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Transferred Shares or any available exemption from registration under the Securities Act, the Transferred Shares must be held indefinitely.  CVSL may require from Purchaser an opinion of counsel, with both the form of opinion and such counsel to be satisfactory to CVSL, regarding the compliance with applicable securities laws of any sale or transfer of the Transferred Shares.  With respect to any future sale, transfer, or disposition of any of the Transferred Shares, Purchaser also acknowledges and agrees to comply with the restrictions or prohibition under securities laws regarding the trading of securities on the basis of material non-public information.  Purchaser will sell or transfer or otherwise dispose of the Transferred Shares only in a manner consistent with its representations, warranties and agreements set forth in this Agreement.

3.8.         Investment Intent.  Purchaser (a) is acquiring the Transferred Shares for investment for his own account, not for or as a nominee or agent of any other Person, and not with a view to, or for resale in connection with, any “distribution” of any such securities within the meaning of the Securities Act, and (b) has no present intention of selling, granting any participation in, or otherwise distributing or transferring, the Transferred Shares to be acquired by Purchaser.  Except as set forth in or contemplated by this Agreement, Purchaser does not have any contract, undertaking, agreement, commitment, or arrangement with any person or entity to sell or transfer, or grant any participation to any person or entity with respect to, any of the Transferred Shares.  In this Agreement, each agreement or covenant of Purchaser not to sell (or resell) or transfer, or any other restriction of Purchaser on selling (or reselling) or transferring, the Transferred Shares shall be broadly construed and shall include (without limitation) any assignment or transfer without value or consideration to, any grant of an option or right to acquire,  any pledge, hypothecation or encumbrance of, and any grant of a security interest or any other interest in the Transferred Shares.

3.9.         Resale Restrictions.  Purchaser acknowledges and agrees that (a) because of Shareholder’s status as an affiliate of CVSL and the exemption relied upon for the private sale and transfer of the Transferred Shares under this Agreement, and because of Purchaser’s current status as an affiliate of CVSL, Purchaser’s resale or transfer of the Transferred Shares will be restricted, (b) neither CVSL nor Shareholder is or will be under any obligation to register the Transferred Shares, or cause them to be registered, or to obtain or assist in obtaining any exemption from registration, for any resale or transfer of the Transferred Shares, and (c) Rule 144 promulgated by the SEC is not available for the resale or transfer of any of the Transferred Shares and will not be available for at least six months from the date of this Agreement, at the earliest, and any reliance on Rule 144 thereafter will be subject to compliance with all of the applicable conditions thereto.

3.10.       Restrictive Legend; Stop-Transfer Instructions.  Each stock certificate representing the Transferred Shares shall bear a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES OR THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES AS TO WHICH A PRIOR OPINION OF COUNSEL MAY BE REQUIRED BY THE ISSUER OR THE TRANSFER AGENT.”

The Transferred Shares will be subject to a stop-transfer order reflecting the restrictions on resale and transfer described in this Article III.

3.11.       Indemnification.  Purchaser will indemnify and hold harmless Shareholder  and CVSL and their respective officers, directors, partners, managers, employees, shareholders, and affiliates, and any person acting on behalf of Shareholder or CVSL, from and against any and all damages, liability, cost, and expense (including, without limitation, attorneys’ fees) that any of them may suffer or incur by reason of Purchaser’s breach of any of the representations, warranties, covenants, or agreements set forth, incorporated, or referred to in this Article III.  All such representations, warranties, agreements, and covenants of Purchaser shall be enforceable not only by Shareholder, but also by CVSL (as an intended third-party beneficiary).

ARTICLE IV - MISCELLANEOUS

4.1.         Registration Rights Agreement.  Shareholder hereby agrees to cause Purchaser to be made a party to the Registration Rights Agreement, dated September 25, 2012, between CVSL and Shareholder, effective as of a date mutually agreeable to Shareholder and Purchaser.  The foregoing covenant shall survive the Closing indefinitely.

4.2.         Severability.  If any provision hereof is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never constituted a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part hereof a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

4.3.         Entire Agreement.  This Agreement, with the Note and the other documents necessary to effect the Transaction, constitute the entire agreement of the Parties with respect to the subject matter hereof.

4.4.         Governing Law; Venue.  This Agreement and the rights and obligations of the Parties shall be governed by, construed, and enforced in accordance with internal laws (and not the conflicts laws) of the State of Texas.  Venue in any proceeding under this Agreement shall be Dallas County, Texas, and the Parties consent and agree to the jurisdiction of the appropriate state or federal courts having jurisdiction over matters arising in Dallas County, Texas.

4.5.         Fees, Costs, and Expenses.  All fees, costs, and expenses incurred in connection with the Transaction shall be paid by the Party incurring such fees, costs, and expenses.

4.6.         Waiver.  The waiver by a Party of any obligation, or any breach of any obligation, of the other Party hereunder must be in writing, and a specific written waiver shall not constitute a continuing waiver or a waiver of any subsequent obligation or breach of the same or a different obligation hereunder.

4.7.         Notices.  Any notice or communication from one Party to the other Party pursuant hereto must be in writing and given by (a) deposit in the mail, addressed to the Party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by prepaid courier service or prepaid overnight delivery service, or (c) transmission by telecopy, in any case to the other Party’s address or fax number set forth below its or his signature on this Agreement (or at such other address or number as such other Party may subsequently specify by a notice to the first Party).  Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered in person or by courier service, overnight delivery, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger or fax confirmation being proof of delivery) or at such time as delivery is refused by the addressee upon presentation.

4.8.         Miscellaneous.  This Agreement (a) may be amended or modified only by a writing signed by each Party, (b) may be executed in counterparts, (c) is binding on the Parties and their heirs, estates, personal representatives, successors, and assigns, and (d) is not to be construed against the Party responsible for, or primarily responsible for, preparing this Agreement.  Copies of manually executed signature page(s) to this Agreement transmitted by e-mail or fax will be fully binding and enforceable without the need for delivery of the manually executed signature page(s).  Neither Party may assign any of its or his rights hereunder or delegate any of its or his duties hereunder without the written consent of the other Party, and any purported assignment or delegation without such consent shall be void.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first set forth above.

ROCHON CAPITAL PARTNERS, LTD.

By:	John Rochon Management, Inc., its general partner

	By:	/s/ John P. Rochon
	Name:	John P. Rochon
	Its:	President

Address for notice:

2400 North Dallas Parkway, Suite 230,
Plano, TX 75093
Fax: (972) 398-7121

/s/ John Rochon, Jr.
JOHN ROCHON, JR.

Address for notice:

2400 North Dallas Parkway, Suite 230,
Plano, TX 75093
Fax: (972) 398-7121

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